Exhibit 99.1 PRESS RELEASE, DATED MAY 7, 2015, OF ENERSYS REGARDING PRELIMINARY FINANCIAL RESULTS FOR THE FOURTH QUARTER AND FULL YEAR FISCAL 2015

EnerSys Reports Preliminary Fourth Quarter and Full Year Results and Announces Quarterly Conference Call
Reading, PA, USA, May 7, 2015 -- EnerSys (NYSE: ENS) the global leader in stored energy solutions for industrial applications, announced today preliminary results for its fourth quarter and full year of fiscal 2015, which ended on March 31, 2015.

Net earnings attributable to EnerSys stockholders (“Net Earnings”) for the fourth quarter are expected to be $26.5 million, or $0.57 per diluted share, including an unfavorable highlighted net of tax impact of $0.58 per share from a non-cash charge of $20.7 million relating to impairment of goodwill and other indefinite lived assets, charges of $5.1 million for restructuring plans, $0.4 million for ERP system implementation, a tax valuation reserve of $0.8 million associated with restructuring and $0.2 million for fees related to acquisition activities.

The expected Net Earnings of $0.57 per diluted share compares to Net Earnings of $0.26 per diluted share for the fourth quarter of fiscal 2014, which included an unfavorable highlighted net of tax impact of $0.92 per share impact from a charge of $10.6 million for restructuring plans, legal proceedings charge of $35.7 million and $0.4 million for fees related to acquisition activities. Please note that these results are preliminary and while management expects them to be our final results, they could change.

Excluding these highlighted items, adjusted Net Earnings per diluted share for the fourth quarter of fiscal 2015, on a non-GAAP basis, are expected to be $1.15, which would exceed the guidance of $1.10 to $1.14 per diluted share given by the Company on February 4, 2015. These earnings compare to the prior year fourth quarter adjusted Net Earnings of $1.18 per diluted share. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information.

Net sales for the fourth quarter of fiscal 2015 were $629.9 million, a decrease of 5% from the prior year fourth quarter net sales of $665.2 million and a 3% sequential quarterly increase from the third quarter of fiscal 2015 net sales of $611.6 million. The 5% decrease was largely the result of a 9% decrease due to foreign currency translation impact partially offset by an increase of 3% in organic volume and a combined 1% increase from acquisitions and improved pricing.

Net earnings for the twelve months of fiscal 2015 are expected to be $181.2 million, or $3.77 per diluted share, including an unfavorable impact from highlighted charges of $0.55 per share from a non-cash charge of $20.7 million relating to impairment of goodwill and other indefinite lived assets, charges of $9.7 million for restructuring plans, $1.3 million for ERP system implementation, $5.3 million for stock-based compensation of senior executives, a tax valuation reserve of $0.8 million associated with restructuring and $0.6 million for fees related to acquisition activities partially offset by a legal accrual reversal, net of professional fees of $9.9 million and gain of $2.0 million in connection with the disposition of our equity interest in Altergy Systems ("Altergy").

Net Earnings for the twelve months of fiscal 2014 were $150.3 million, or $3.02 per diluted share, and included an unfavorable net of tax impact from highlighted charges of $0.94 per share, due to a charge of $23.0 million for restructuring plans, legal proceedings charge of $35.7 million, write-off of goodwill and other non-operating assets of $8.9 million and $1.6 million for fees related to acquisition activities partially offset by a net tax credit for $22.1 million.

Adjusted Net Earnings per diluted share for the twelve months of fiscal 2015, on a non-GAAP basis, are expected to be $4.32 and compares to $3.96 per diluted share for the twelve months of fiscal 2014. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information.

Net sales for the twelve months of fiscal 2015 were $2,505.5 million, an increase of 1% compared to the net sales of $2,474.4 million in fiscal 2014. The 1% increase was the result of a 2% increase in organic volume and a 3% increase from acquisitions partially offset by a 4% decrease due to foreign currency translation impact.

“Our full year adjusted Net Earnings per diluted share of $4.32 are the best annual earnings in our Company’s history,” stated John D. Craig, chairman and chief executive officer of EnerSys. “This was our fifth consecutive year of achieving record earnings in spite of experiencing over $100 million in sales decline due to the negative impact of foreign currency exchange rates. ”

Mr. Craig added, “Our first quarter of fiscal 2016 guidance for adjusted Net Earnings per diluted share is between $1.00 and $1.04, which excludes an expected charge of $0.07 from our ongoing restructuring programs, ERP system implementation and acquisition expenses. Historically, we experience a sequential decline in revenue and earnings in our first fiscal quarter, which we expect will be the case this year.”

Reconciliation of Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles, ("GAAP"). EnerSys' management uses the non-GAAP measure “adjusted Net Earnings” in their analysis of the Company's performance. This measure, as used by EnerSys in past quarters and years, adjusts Net Earnings determined in accordance with GAAP to reflect changes in financial results associated with the Company's restructuring initiatives and other highlighted charges and income items. Management believes the presentation of this financial measure reflecting these non-GAAP adjustments provides important supplemental information in evaluating the operating results of the Company as distinct from results that include items that are not indicative of ongoing operating results; in particular, those charges that the Company incurs as a result of restructuring activities, impairment of goodwill and indefinite-lived intangibles and those charges and credits that are not directly related to operating unit performance, such as fees and expenses related to acquisition activities, stock-based compensation of senior executives, ERP system implementation and tax valuation allowance changes. Because these charges are not incurred as a result of ongoing operations or are incurred as a result of a potential or previous acquisition, they are not a helpful measure of the performance of our underlying business particularly in light of their unpredictable nature. This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for Net Earnings determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding the Company's ongoing operating results. This supplemental presentation should not be construed as an inference that the Company's future results will be unaffected by similar adjustments to Net Earnings determined in accordance with GAAP.

Included below is a reconciliation of non-GAAP adjusted financial measures to preliminary amounts. Non-GAAP adjusted Net Earnings are calculated excluding restructuring and other highlighted charges and credits. The following tables provide additional information regarding certain non-GAAP measures:

	Quarter ended
	March 31, 2015 (preliminary)		March 31, 2014
	(in millions, except share and per share amounts)
Net Earnings reconciliation
As reported Net Earnings	$26.5		12.8
Non-GAAP adjustments, net of tax:
Restructuring and other exit charges - EMEA	3.1	(1)	10.5	(1)
Restructuring charge - Asia	2.0	(1)	0.1	(1)
Impairment of goodwill and indefinite lived intangibles - Americas	19.9	(2)	—
Goodwill impairment charge - EMEA	0.8	(2)	—
ERP system implementation - Americas	0.4	(3)	—
Legal proceedings charge - Americas	—		35.7	(4)
Acquisition activity expense - Americas	—		0.4	(6)
Acquisition activity expense - Asia	0.2	(6)	—
Net tax expense	0.8	(8)	—
Non-GAAP adjusted Net Earnings	$53.7		$59.5

Outstanding shares used in per share calculations
Basic	44,203,385		47,100,531
Diluted	46,579,230		50,227,076

Non-GAAP adjusted Net Earnings per share:
Basic	$1.21		$1.26
Diluted	$1.15		$1.18

Reported Net Earnings per share:
Basic	$0.60		$0.27
Diluted	$0.57		$0.26
Dividends per common share	$0.175		$0.125

EMEA - Europe, Middle East and Africa

	Fiscal year ended
	March 31, 2015 (preliminary)		March 31, 2014
	(in millions, except share and per share amounts)
Net Earnings reconciliation
As reported Net Earnings	$181.2		$150.3
Non-GAAP adjustments, net of tax:
Restructuring and other exit charges - EMEA	6.3	(1)	22.8	(1)
Restructuring charge - Asia	3.4	(1)	0.2	(1)
Impairment of goodwill and indefinite lived intangibles - Americas	19.9	(2)	—
Goodwill impairment charge - EMEA	0.8	(2)	—
Goodwill impairment charge - Asia	—		2.6	(2)
ERP system implementation - Americas	1.3	(3)	—
Reversal of legal accrual, net of fees - Americas	(9.9)	(4)	—
Gain on disposal of equity interest in Altergy - Americas	(2.0)	(4)	—
Stock-based compensation of senior executives (Americas $2.8, EMEA $2.0, Asia $0.5)	5.3	(5)	—
Legal proceedings charge - Americas	—		35.7	(4)
Acquisition activity expense - Americas	0.2	(6)	1.3	(6)
Acquisition activity expense - Asia	0.4	(6)	0.3	(6)
Write-off of non-operating assets	—		6.3	(7)
Net tax expense (benefit)	0.8	(8)	(22.1)	(8)
Non-GAAP adjusted Net Earnings	$207.7		$197.4

Outstanding shares used in per share calculations
Basic	45,606,317		47,473,690
Diluted	48,052,729		49,788,155

Non-GAAP adjusted Net Earnings per share:
Basic	$4.55		$4.16
Diluted	$4.32		$3.96

Reported Net Earnings per share:
Basic	$3.97		$3.17
Diluted	$3.77		$3.02
Dividends per common share	$0.70		$0.50

(1)
Resulting from pre-tax restructuring charges in EMEA of approximately $3.4 million and $12.8 million in the fourth quarter of fiscal 2015 and 2014, respectively, and approximately $7.5 million and $27.1 million for the twelve months of fiscal 2015 and 2014, respectively. Included in the restructuring charges in EMEA for the fourth quarter and fiscal 2015 were exit costs related to certain operations in Europe of approximately $2.5 million and approximately $5.6 million for the fourth quarter and twelve months of fiscal 2014. Resulting from pre-tax restructuring charges in Asia of approximately $2.0 million and $0.1 million in the fourth quarter of fiscal 2015 and 2014, respectively, and approximately $3.9 million and $0.3 million for the twelve months of fiscal 2015 and 2014, respectively.

(2)
Resulting from pre-tax charge relating to impairment of goodwill and indefinite lived assets in Americas of approximately $23.1 million and impairment of goodwill of $0.8 million in EMEA in the fourth quarter and twelve months of fiscal 2015, respectively. In the twelve months of fiscal 2014, goodwill impairment charge net of share attributable to noncontrolling interest in Asia was $2.6 million.

(3)	Resulting from pre-tax implementation costs of new ERP system in Americas of approximately $0.6 million and $2.0 million in the fourth quarter and twelve months of fiscal 2015, respectively.
(4)
Resulting from pre-tax reversal of legal accrual, net of fees of $16.2 million relating to Altergy and gain on disposition of our equity interest in Altergy of $2.0 million in the twelve months of fiscal 2015. In the twelve months of fiscal 2014, pre-tax legal proceedings charge of $58.2 million was recorded as the result of an unfavorable arbitration ruling relating to Altergy.

(5)	Resulting from pre-tax stock-based compensation of senior executives - Americas $3.7 million, EMEA $2.7 million and Asia $0.7 million in the twelve months of fiscal 2015.
(6)
Resulting from pre-tax charges for acquisition activity expense in Americas of approximately $0.2 million in the twelve months of fiscal 2015 and $0.4 million in the fourth quarter and $1.5 million for the twelve months of fiscal 2014. Pre-tax charges for acquisition activity expense in Asia were approximately $0.3 million and $0.5 million for the fourth quarter and twelve months of fiscal 2015, respectively, and $0.4 million for the twelve months of fiscal 2014.

(7)	Resulting from pre-tax write off non-operating assets of $5.0 million and other miscellaneous charges relating to a previous acquisition of $1.5 million in the twelve months of fiscal 2014.
(8)
Resulting from changes to certain tax valuation reserves associated with restructuring in Asia of $0.8 million in the fourth quarter and twelve months of fiscal 2015 and EMEA of ($24.9) million and Asia of $2.8 million in the twelve months of fiscal 2014.

EnerSys also announced that it will host a conference call to discuss the Company's fourth quarter and fiscal year 2015 financial results and provide an overview of the business. The call will conclude with a question and answer session.

The call, scheduled for Thursday, May 28, 2015 at 9:00 a.m. Eastern Time, will be hosted by John D. Craig, Chairman and Chief Executive Officer, and Michael J. Schmidtlein, Senior Vice President Finance and Chief Financial Officer.

The call will also be Webcast on EnerSys' website. There will be a free download of a compatible media player on the Company’s web site at http://www.enersys.com.

The conference call information is:

Date:	Thursday, May 28, 2015
Time:	9:00 a.m. Eastern Time
Via Internet:	http://www.enersys.com
Domestic Dial-In Number:	877-359-9508
International Dial-In Number:	224-357-2393
Passcode:	15360392

A replay of the conference call will be available from 12:30 p.m. on May 28, 2015 through midnight on June 27, 2015.

The replay information is:

Via Internet:	http://www.enersys.com
Domestic Replay Number:	855-859-2056
International Replay Number:	404-537-3406
Passcode:	15360392

For more information, contact Thomas O'Neill, Vice President and Treasurer, EnerSys, P.O. Box 14145, Reading, PA 19612-4145, USA. Tel: 610-236-4040; Web site: www.enersys.com.

EDITOR'S NOTE: EnerSys, the global leader in stored energy solutions for industrial applications, manufactures and distributes reserve power and motive power batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide. Motive power batteries and chargers are utilized in electric forklift trucks and other commercial electric powered vehicles. Reserve power batteries are used in the telecommunication and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions including medical, aerospace and defense systems. Outdoor equipment enclosure products are utilized in the telecommunication, cable, utility, transportation industries and by government and defense customers. The company also provides aftermarket and customer support services to its customers from over 100 countries through its sales and manufacturing locations around the world.

More information regarding EnerSys can be found at www.enersys.com.

Caution Concerning Forward-Looking Statements

This press release, and oral statements made regarding the subjects of this press release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding EnerSys’ annual goodwill impairment testing for fiscal 2015, earnings estimates, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to its annual goodwill impairment testing for fiscal 2015, as well as statements expressing optimism or pessimism about future operating results or benefits, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, including "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Forward-Looking Statements," set forth in EnerSys’ Quarterly Report on Form 10-Q for the fiscal period ended December 28, 2014. No undue reliance should be placed on any forward-looking statements.